EXHIBIT 11.01
                                                                   -------------

        STATEMENT OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                                   (UNAUDITED)

                                                                                         THREE MONTHS ENDED MARCH 31,
                                                                                       ---------------------------------
                                                                                           2000                 2001
                                                                                       ------------         ------------
Net loss applicable to common shares                                                   $(18,338,000)        $(26,627,000)
                                                                                       ============         ============
Basic and Diluted:
Weighted average shares of common stock outstanding                                      60,296,480           64,735,368
Less weighted average shares subject to repurchase by the Company                        (4,602,030)          (1,349,671)
                                                                                       ------------         ------------
Weighted average common shares used in
computing basic and diluted net loss per share                                           55,694,451           63,385,696
                                                                                       ============         ============

Net loss per share-basic and diluted                                                   $      (0.33)        $      (0.42)
                                                                                       ============         ============

The following options and warrants were excluded from the calculation of basic and diluted earnings per share since their inclusion would be anti-dilutive for all periods presented:
      Options to purchase common stock                                                    6,419,096            7,464,142
      Warrants to purchase common stock                                                     194,556               83,314
                                                                                       ------------         ------------
            Total                                                                         6,613,652            7,547,456
                                                                                       ============         ============

THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2001 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.